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                                                                   Exhibit 21.1


                            MATERIAL SUBSIDIARY LIST

Listed below are the subsidiaries of the Company. Second and third tier subsidiaries are listed below the respective company.


1203803 Ontario Limited
    A.  Take a Break Services, Inc.
        1.  Great Canadian (15%)
1316712 Ontario Limited
    A.  Arbuckle Foods, Inc.
    B.  1203829 Ontario Limited
Action Wholesale Service, Inc.
Affordable Interior Systems, Inc.
Andrews Office Supply & Equipment Co.
    A.  Expert Office Services, Inc.
Blue Star Group Limited
    A.  Blue Star Business Solutions Limited
    B.  Blue Star Computers Limited
        1.  Orbit Software Limited
    C.  Blue Star Office Automation Limited
    D.  U-Bix Business Machines Limited
        1.  BSG Finance Limited
        2.  Monitor Business Machines Limited (20%)
    E.  Cogent Communications Limited
    F.  Blue Star Properties (No. 2) Limited
        1.  Blue Star Properties (Grey Street) Limited
        2.  Whitcoulls Block Development Limited
        3.  Blue Star Properties (Crawford Street) Limited
        4.  Blue Star Properties Limited
    G.  Blue Star Systems Limited
        1.  Wang New Zealand Limited
    H.  New Zealand Office Products Limited
        1.  Blue Star Office Products (Hawkes Bay) Limited
    I.  Croxley Stationery Limited
        1.  Armidale Industries Limited (65%)
    J.  WGL Retail Holdings Limited
        1.  Calendar Club NZ Limited (50%)
        2.  Blue Star Consumer Retailing Limited
            a.  Blue Star B & M Franchises Limited
                (i)  Books & More NS Limited (50%)
            b.  Bennetts Government Bookshop Limited
            c.  University Bookshop (Canterbury) Limited (50%)
            d.  University Bookshop (Otago) Limited (50%)
            e.  University Bookshop (Auckland) Limited (50%)


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        3.  Angus & Robertson Bookworld Pty Ltd.
            a.  Bookworld (Australia) Pty Limited
            b.  Reader's Cafe Pty Limited (80%)
            c.  Angus & Robertson Bookworld Calendar Club Pty Ltd. (50%)
    K.  Blue Star Print Group Limited
        1.  Blue Star Print Franchises Limited (SHELF COMPANY)
    L.  Blue Star Shelf (No. 1) Limited
    M.  Blue Star Shelf (No. 2) Limited
    N.  GPO Properties (Masterton) Limited
Blue Star Group Pty Limited
    A.  Blue Star Corporate Pty Limited
    B.  Blue Star Business Solutions Australia Pty Limited
    C.  Dixon Office Warehouse Pty Limited
    D.  Blue Star Print Group Australia Pty Limited
        1.  The Craftsman Press Pty Limited
            a.  Craftsman Publishing Pty Ltd.
        2.  Blue Star Print Franchises Pty Limited (SHELF COMPANY)
    E.  Paperwealth Limited (HOLDING COMPANY)
        1.  Commonwealth Paper Company Pty Limited
        2.  Empire Office Supplies Pty Limited
    F.  Milliglade Pty Limited (SHELF COMPANY)
    G.  Australian Toner Cartridge Co. Pty Limited
    H.  Toramont Pty Ltd. (SHELF COMPANY)
    I.  Bookland Pty Limited
    J.  Filing Efficiency Pty Ltd.
        1.  Australian Associated Packaging Pty Ltd.
Cafe Express, Inc.
Central Texas Office Products, Inc.
Dulworth Office Furniture Company
Kentwood Office Furniture, Inc.
Mail Boxes Etc.
    A.  Mail Boxes Etc. USA, Inc.
        1.  Global Mailbox Express, LLC (51%)
McWhorter's, Inc.
Modern Food Systems, Inc.
Modern Vending, Inc.
Price Modern, Inc.
    A.  US Office Products, Mid-Atlantic District, Inc.
Rainen Business Interiors, Inc.
ReWork Acquisition Corp.
Sagot Office Interiors, Inc.
Sletten Vending Service, inc.
Sturgis Acquisition Corp.
Superior Office Products, Inc.
    A.  Benefax Corporation
Sweitzer's Offset Services, Inc.


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The Office Furniture Store, Inc.
The Systems House, Inc.
US Office Furniture, Inc.
US Office Furniture Rentals, Inc.
US Office Products, Carolinas District, Inc.
US Office Products, Central Pennsylvania District, Inc.
US Office Products, Chicago District, LLC
US Office Products, Colorado District, LLC
    A.  Pear Commercial Interiors, Inc.
US Office Products, Florida District, LLC
US Office Products, Georgia District, LLC
    A.  Courtland-Cain, Inc.
US Office Products, Great Lakes District, Inc. (DE Corp.)
US Office Products, Great Lakes District, Inc. (MI Corp.)
US Office Products, Louisiana District, Inc.
US Office Products, Mid-South District, Inc. (AR Corp.)
US Office Products, Mid-South District, Inc. (MS Corp.)
US Office Products, Mid-South District, Inc. (TN Corp.)
US Office Products, Midwest District, Inc.
    A.  Forty-Fifteen Papin Redevelopment Corporation
US Office Products, Milwaukee District, Inc.
US Office Products, Mississippi, Inc.
US Office Products, New Mexico District, Inc.
US Office Products, North Atlantic District, Inc.
US office Products, Northern California District, Inc.
US Office Products, Northwest District, LLC
    A.  Bindery Systems, Inc.
US Office Products, Penn-Ohio District, Inc.
US Office Products, South Central District, Inc.
US Office Products, Southern California District, Inc.
US Office Products, Upper Mid-West District, Inc.
US Office Products, Wisconsin District, Inc.
USOP Holding Co. of Mexico, Inc.
USOP Merchandising Company
USOPN, Inc.
Vend-Rite Service Corporation
Woburn Vending, Inc.


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